Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS

THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS (this “Amendment”), dated as of February 10, 2020, by and among NEW SENIOR INVESTMENT GROUP INC., a Delaware corporation (“Borrower”), the undersigned parties to this Amendment executing as “Guarantors” (hereinafter referred to individually as “Guarantor” and collectively as “Guarantors”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), BMO HARRIS BANK N.A. (“BMO”), CAPITAL ONE, NATIONAL ASSOCIATION (“Capital One”), CADENCE BANK, N.A. (“Cadence”), DEUTSCHE BANK AG, NEW YORK BRANCH (“DB”), ROYAL BANK OF CANADA (“RBC”; KeyBank, BMO, Capital One, Cadence, DB and RBC collectively, the “Lenders”), and KeyBank as Agent for itself and the other Lenders from time to time a party to the Credit Agreement (as hereinafter defined) (KeyBank, in its capacity as Agent, is hereinafter referred to as “Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, Agent, KeyBank and the other Lenders are parties to that certain Credit Agreement dated as of December 13, 2018, as amended by that certain First Amendment to Credit Agreement dated as of May 10, 2019 (as the same may be varied, extended, supplemented, consolidated, replaced, increased, renewed, modified or amended from time to time, the “Credit Agreement”);

WHEREAS, certain of the Guarantors executed and delivered to Agent and the Lenders that certain Unconditional Guaranty of Payment and Performance dated as of December 13, 2018, and certain of the Guarantors have become a party to such Unconditional Guaranty of Payment and Performance pursuant to a Joinder Agreement dated of even date herewith (as the same may be varied, extended, supplemented, consolidated, replaced, increased, renewed, modified or amended from time to time, the “Guaranty”);

WHEREAS, the Borrower and the Guarantors have requested that the Agent and the Lenders make certain modifications to the Credit Agreement and Agent and the undersigned Lenders have consented to such modifications, subject to the execution and delivery of this Amendment.

NOW, THEREFORE, for and in consideration of the sum of TEN and NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

1. Definitions. Capitalized terms used in this Amendment, but which are not otherwise expressly defined in this Amendment, shall have the respective meanings given thereto in the Credit Agreement.

2. Modifications of the Credit Agreement. The Borrower, Agent and the Lenders do hereby modify and amend the Credit Agreement as follows:

(a) By deleting in their entirety the definitions of “Adjusted Consolidated EBITDA”, “Adjusted Funds from Operations”, “Applicable Margin”, “Borrowing Base Availability,” “Borrowing Base Property or Borrowing Base Properties”, “Cash Collateral

Agreement”, “Collection Account”, “Consolidated EBITDA”, “Consolidated Interest Expense”, “Fixed Charges” “Management Agreements”, “Manager”, “Maturity Date”, “Potential Collateral” and “Security Documents” appearing in §1.1 of the Credit Agreement, and inserting in lieu thereof the following:

“Adjusted Consolidated EBITDA. On any date of determination, the sum of Consolidated EBITDA for (except as provided in §9.2) the four (4) fiscal quarters most recently ended plus (b) non-recurring charges of the Borrower and its Subsidiaries not otherwise added back in the calculation of Consolidated EBITDA less (c) the Capital Reserve for all Real Estate of the Borrower and its Subsidiaries. The calculation of Adjusted Consolidated EBITDA shall be adjusted by Borrower on a pro forma basis reasonably satisfactory to Agent to remove the impact of the ALF Sale, the Borrower Refinancings and the Preferred Securities Repayment.

Adjusted Funds from Operations. With respect to Borrower and its Subsidiaries for a given period, Net Income (or Loss) of such Person computed in accordance with GAAP, excluding (i) gains (losses) from sales of depreciable real estate assets and impairment charges of depreciable real estate, (ii) gains (losses) on extinguishment of debt, (iii) acquisition, transaction and integration expenses, (iv) gains (losses) on lease terminations, (v) non-cash income or expenses and (vi) extraordinary and/or nonrecurring income or expenses, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures, as set forth in more detail under the definitions and interpretations thereof relative to funds from operations promulgated by the National Association of Real Estate investment Trusts or its successor. The calculation of Adjusted Funds from Operations shall be adjusted by Borrower on a pro forma basis reasonably satisfactory to Agent to remove the impact of the ALF Sale, the Borrower Refinancings and the Preferred Securities Repayment.

Applicable Margin. On any date, the Applicable Margin for LIBOR Rate Loans and Base Rate Loans shall be a percentage per annum as set forth below:

Applicable Margin for LIBOR Rate Loans	Applicable Margin for Base Rate Loans
2.00%	1.00%

Borrowing Base Availability. The Borrowing Base Availability shall be as of any date of determination the lesser of:

(a) the aggregate Borrowing Base Value of all Borrowing Base Properties multiplied by 0.65; and

(b) The maximum principal amount of Loans and Letter of Credit Liabilities that would not cause the Implied Debt Service Coverage Ratio to be less than:

For the period:	Implied Debt Service Coverage Ratio:
From the Second Amendment Effective Date through and including June 30, 2021	1.20 to 1
From July 1, 2021 through and including December 31, 2022	1.25 to 1
From January 1, 2023 and thereafter	1.30 to 1

Notwithstanding the foregoing, (a) if the Borrowing Base Value attributable to a Borrowing Base Property that is encumbered by a Mortgage increases after such property first becomes a Borrowing Base Property, such increased value shall not be included in the calculation of Borrowing Base Value until Borrower increases the coverage under the Title Policy for such Borrowing Base Property (and any tie-in endorsements included in the Title Policies for the other Borrowing Base Properties) to 100% of such increased Borrowing Base Value (or with respect to the Borrowing Base Property commonly known as The Manor at Woodside in Poughkeepsie, New York, to the Manor at Woodside Advance Value as redetermined based on such increased Borrowing Base Value), (b) the Borrowing Base Value attributable to a Borrowing Base Property (other than the Borrowing Base Property commonly known as The Manor at Woodside in Poughkeepsie, New York) shall not exceed the principal amount to which recovery under the applicable Mortgage is contractually limited pursuant to its terms provided that such Mortgage may be amended to increase such limit, and (c) for purposes of determining the Borrowing Base Value attributable to the Borrowing Base Property commonly known as The Manor at Woodside in Poughkeepsie, New York, the Manor at Woodside Advance Value shall not exceed the principal amount to which recovery under the applicable Mortgage for such Borrowing Base Property is contractually limited pursuant to its terms provided that such Mortgage may be amended to increase such limit.

Borrowing Base Property or Borrowing Base Properties. The Real Estate owned by a Subsidiary Guarantor and, if applicable, leased by a Subsidiary Guarantor pursuant to an Operating Lease or managed by a Subsidiary Guarantor pursuant to a Management Agreement, that is security for the Obligations pursuant to the Mortgages.

Cash Collateral Agreement. The First Amended and Restated Cash Collateral Account Agreement, by and among the Borrower, the Subsidiary Guarantors, each Additional Subsidiary Guarantor that may hereafter become a party thereto and Agent, providing for the deposit of revenues from the Borrowing Base Properties into the Collection Account, and the granting of a security interest in and control of such account and any other accounts subject thereto to Agent for the benefit of the Lenders, such agreement to be in form and substance reasonably satisfactory to Agent.

Collection Account. A deposit account maintained at Agent or another depository approved by Agent more particularly described in the Cash Collateral Agreement, or any successor deposit accounts approved by Agent.

Consolidated EBITDA. For any period, for the Borrower and its Subsidiaries on a consolidated basis (and without double-counting), (a) Net Income (or Loss) of Borrower and its Subsidiaries for such period determined on a consolidated basis (excluding any income or losses from minority interests in the case of the Borrower), in accordance with GAAP excluding acquisition related costs, and exclusive of the following (but only to the extent included in the determination of such Net Income (or Loss)): (i) depreciation and amortization expense; (ii) interest expense and amortization of deferred financing costs; (iii) income tax expense; (iv) acquisition, transaction and integration expenses; (v) non-cash impairment of long lived assets; (vi) non-cash income or expenses; (vii) extraordinary or non-recurring income or expenses; (viii) non-cash stock based compensation; and (ix) extraordinary or non-recurring gains and losses; plus (b) such Person’s pro rata share of Consolidated EBITDA determined pursuant to clause (a) above of its Unconsolidated Affiliates. Consolidated EBITDA shall be adjusted to remove any impact from straight line rent adjustments required under GAAP and amortization of deferred market rent into income pursuant to Statement of Financial Accounting Standards number 141.

Consolidated Interest Expense. As of any date of determination and for any applicable period, with respect to Borrower and its Subsidiaries, without duplication, total interest expense accruing or paid on Indebtedness of Borrower and its Subsidiaries, on a consolidated basis, during such period (including interest expense attributable to Capitalized Leases and amounts attributable to interest incurred under Derivatives Contracts, but excluding, to the extent non-cash, amortization of financing costs and charges), determined in accordance with GAAP, and including (without duplication) the Equity Percentage of the foregoing items for the Unconsolidated Affiliates and non-Wholly-Owned Subsidiaries of Borrower and its Subsidiaries. Consolidated Interest Expense shall not include capitalized interest funded under a construction loan by an interest reserve. For the purposes of §9.7, the calculation of Consolidated Interest Expense shall be adjusted by Borrower on a pro forma basis satisfactory to Agent to adjust for the ALF Sale, the Borrower Refinancings and the Preferred Securities Repayment.

Fixed Charges. As of any date of determination for any applicable period for Borrower and its Subsidiaries, determined on a consolidated basis, an amount equal to the sum (a) Consolidated Interest Expense for such period, plus (b) all regularly scheduled principal payments made with respect to Indebtedness of the Borrower, the Guarantors and their respective Subsidiaries during such period, other than any balloon, bullet or similar principal payment which repays such Indebtedness in full and any voluntary principal prepayments (provided that any such regularly scheduled principal payments that are not payable monthly shall, for purposes of this definition, be treated as if such payment were payable in equal monthly installments commencing on such payment date to and including the month immediately prior to the date of the next such scheduled payment or, if there is no such next scheduled payment, the maturity date therefore), plus (c) all Preferred Distributions paid during such period, plus (d) the Borrower or its Subsidiaries pro rata share (based upon their Equity Percentage in such Unconsolidated Affiliate) of all Fixed Charges from any non-Wholly-Owned Subsidiary and Unconsolidated Affiliate of Borrower and its Subsidiaries. The calculation of Fixed Charges shall be adjusted by Borrower on a pro forma basis satisfactory to Agent to adjust for the ALF Sale, the Borrower Refinancings and the Preferred Securities Repayment.

Management Agreements. An agreement entered into by any Subsidiary Guarantor pursuant to which it engages a Manager to manage or sub-manage and operate a Healthcare Facility.

Manager. The management company (including any SNR Manager or any sub-manager retained by an SNR Manager) that manages or sub-manages and operates a Healthcare Facility pursuant to a Management Agreement for such Healthcare Facility.

Maturity Date. February 9, 2024, as the same may be extended as provided in §2.12, or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.

Potential Collateral. Any Real Estate which is not at the time included in the Collateral and which Real Estate, consists of (i) Eligible Real Estate and the related rights under an Operating Lease or Management Agreement with an SNR Manager, if applicable, or (ii) Real Estate which is capable of becoming Eligible Real Estate through the approval of the Required Lenders and the related rights under the Operating Lease, if applicable, and the completion and delivery of Borrowing Base Qualification Documents as required by the Agent and the related rights under an Operating Lease.

Security Documents. Collectively, the Joinder Agreements, the Mortgages, the Assignments of Leases and Rents, the Security Agreements, the Cash Collateral Agreement, the Assignment of Interests, the Acknowledgments, the Indemnity Agreement, the Guaranty, the UCC-1 financing statements, any deposit account control agreements, any deposit account instructions and services agreements (if applicable), and any further collateral assignments or security agreements to the Agent for the benefit of the Lenders.”

(b) By deleting in their entirety the definitions of “Extension Period”, “Holiday Lease Termination” and “LIBOR Termination Date” appearing in §1.1 of the Credit Agreement.

(c) By inserting the following definitions in §1.1 of the Credit Agreement, in the appropriate alphabetical order:

“ALF Sale. ALF Sale shall mean the closing of the transactions contemplated pursuant to that certain Purchase and Sale Agreement, dated as of October 31, 2019, as amended from time to time, by and between certain Affiliates of Borrower and the purchasers as set forth on the signature pages thereto.

Assigned Notes. Collectively, the “Note” as defined in each Assignment of Note and Mortgage.

Assignment of Note and Mortgage. Each Assignment of Note and Mortgage dated as of the Second Amendment Effective Date by Deutsche Bank Trust Company Americas, as Trustee for the Registered Holders of Wells Fargo Commercial Mortgage Securities, Inc., Multifamily Mortgage Pass-Through Certificates, Series 2015-KS04, and collectively, both of them.

BHC Act Affiliate. With respect to any Person, an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person.

Borrower Refinancings. Borrower Refinancings shall mean the repayment in full of certain secured financing by Borrower and/or its Subsidiaries on or about February 10, 2020, and the borrowings pursuant to certain new financings entered into concurrently therewith.

Covered Entity. Any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. Section 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. Section 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. Section 382.2(b).

Covered Party. See §35.

Default Right. Default Right shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. Sections 252.81, 47.2 or 382.1, as applicable.

Manor at Woodside Advance Value. The product obtained by multiplying (i) the Borrowing Base Value attributable to the Borrowing Base Property commonly known as The Manor at Woodside in Poughkeepsie, New York, by (ii) 0.65.

Preferred Securities Repayment. Preferred Securities Repayment shall mean the redemption of the Preferred Securities issued in connection with the Internalization, if and when such redemption is made after the Second Amendment Effective Date.

QFC. QFC shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

QFC Credit Support. See §35.

Second Amendment Effective Date. February 10, 2020.

Security Agreement. The security agreement or agreements from an SNR Manager or the indirect owners thereof as required by Agent to the Agent for the benefit of the Lenders covering assets of such SNR Manager, each such security agreement to be in form and substance satisfactory to the Agent.

SNR Manager. Each Wholly-Owned Subsidiary of Borrower that is a Manager of a Borrowing Base Property as to which there is no Operating Lease, and which is managed pursuant to a Management Agreement approved by the Agent. Each SNR Manager shall be a Subsidiary Guarantor.

Supported QFC. See §35.

U.S. Special Resolution Regimes. See §35.”

(d) By inserting the following as §1.2(p) of the Credit Agreement:

“(p) Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBOR” or with respect to any alternative or successor rate thereto, or replacement rate therefor or thereof, including, without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to §4.15, will be similar to, or produce the same value or economic equivalence of, LIBOR or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.”

(e) By deleting the amount “$300,000,000.00” appearing in the fourth (4th) line of §2.11(a) of the Credit Agreement, and inserting in lieu thereof the amount “$500,000,000.00”.

(f) By deleting in its entirety §2.12 of the Credit Agreement, and inserting in lieu thereof the following:

“2.12 Extension of Maturity Date.

(a) The Borrower shall have the one-time right and option to extend the Maturity Date to August 9, 2024 upon satisfaction of the following conditions precedent, which must be satisfied prior to the effectiveness of any extension of the Maturity Date:

(i) Extension Request. The Borrower shall deliver revocable written notice of such request (an “Extension Request”) to the Agent not earlier than the date which is one hundred twenty (120) days and not later than the date which is sixty (60) days prior to the Maturity Date (as determined without regard to such extension); provided Borrower shall be responsible for any out-of-pocket costs and expenses of Agent incurred in connection with the Extension Request.

(ii) Payment of Extension Fee. The Borrower shall pay to the Agent for the pro rata accounts of the Lenders in accordance with their respective Commitments an extension fee in an amount equal to seven and one-half (7.50) basis points on the Total Commitment in effect on the Maturity Date (as determined without regard to such extension), which fee shall, when paid, be fully earned and non-refundable under any circumstances.

(iii) No Default. On the date the Extension Request is given and on the Maturity Date (as determined without regard to such extension) there shall exist no Default or Event of Default.

(iv) Representations and Warranties. The representations and warranties made by the Borrower and the Guarantors in the Loan Documents or otherwise made by or on behalf of the Borrower and the Guarantors in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the date the Extension Request is given and on the Maturity Date (as determined without regard to such extension), except to the extent of changes resulting from transactions permitted by the Loan Documents (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date).

(v) Pro Forma Covenant Compliance. Borrower shall have delivered to Agent evidence reasonably satisfactory to Agent that Borrower will be in pro forma compliance with the Borrowing Base Availability and the covenants set forth in §9 immediately after giving effect to the extension.

(vi) Appraisals. Agent shall have obtained at Borrower’s expense new Appraisals or an update to the existing Appraisals of the Borrowing Base Properties and determined the current Appraised Value of the Borrowing Base Properties.

(vii) Beneficial Ownership Certification. If requested by the Agent or any Lender, Borrower shall have delivered, at least two (2) Business Days prior to the Maturity Date (as determined without regard to such extension), to the Agent (and any such Lender) a completed and executed Beneficial Ownership Certification.

(viii) Additional Documents and Expenses. The Borrower and the Guarantors shall execute and deliver to Agent and Lenders such additional consents and affirmations and other documents (including, without limitation, amendments to the Security Documents) as the Agent may reasonably require to evidence such extension and maintain the effectiveness of the Loan Documents and the priority and enforceability thereof, and the Borrower shall pay the cost of any legal fees, title endorsement or update thereto or any update of UCC searches, recordings costs and fees, and any and all intangible taxes or other documentary or mortgage taxes, assessments or charges or any similar fees, taxes or expenses which are required to be paid in connection with such extension.

(b) Provided that Borrower has validly extended the Maturity Date pursuant to §2.12(a), Borrower shall have the one-time right and option to extend the Maturity Date to February 10, 2025 upon satisfaction of the following conditions precedent, which must be satisfied prior to the effectiveness of any extension of the Maturity Date:

(i) Extension Request. The Borrower shall deliver an Extension Request to the Agent not earlier than the date which is one hundred twenty (120) days and not later than the date which is sixty (60) days prior to the Maturity Date (as determined without regard to such extension); provided Borrower shall be responsible for any out-of-pocket costs and expenses of Agent incurred in connection with the Extension Request.

(ii) Payment of Extension Fee. The Borrower shall pay to the Agent for the pro rata accounts of the Lenders in accordance with their respective Commitments an extension fee in an amount equal to seven and one-half (7.5) basis points on the Total Commitment in effect on the Maturity Date (as determined without regard to such extension), which fee shall, when paid, be fully earned and non-refundable under any circumstances.

(iii) No Default. On the date the Extension Request is given and on the Maturity Date (as determined without regard to such extension) there shall exist no Default or Event of Default.

(iv) Representations and Warranties. The representations and warranties made by the Borrower and the Guarantors in the Loan Documents or otherwise made by or on behalf of the Borrower and the Guarantors in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the date the Extension Request is given and on the Maturity Date (as determined without regard to such extension), except to the extent of changes resulting from transactions permitted by the Loan Documents (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date).

(v) Pro Forma Covenant Compliance. Borrower shall have delivered to Agent evidence reasonably satisfactory to Agent that Borrower will be in pro forma compliance with the Borrowing Base Availability and the covenants set forth in §9 immediately after giving effect to the extension.

(vi) Beneficial Ownership Certification. If requested by the Agent or any Lender, Borrower shall have delivered, at least two (2) Business Days prior to the Maturity Date (as determined without regard to such extension), to the Agent (and any such Lender) a completed and executed Beneficial Ownership Certification.

(vii) Additional Documents and Expenses. The Borrower and the Guarantors shall execute and deliver to Agent and Lenders such additional consents and affirmations and other documents (including, without limitation, amendments to the Security Documents) as the Agent may reasonably require to evidence such extension and maintain the effectiveness of the Loan Documents and the priority and enforceability thereof, and the Borrower shall pay the cost of any legal fees, title endorsement or update thereto or any update of UCC searches, recordings costs and fees, and any and all intangible taxes or other documentary or mortgage taxes, assessments or charges or any similar fees, taxes or expenses which are required to be paid in connection with such extension.”

(g) By deleting the word “In” appearing in the first (1st) sentence of §4.5 of the Credit Agreement, and inserting in lieu thereof the words “Subject to §4.15, in”.

(h) By deleting in its entirety §4.15 of the Credit Agreement, and inserting in lieu thereof the following:

“§4.15 Effect of Benchmark Transition Event.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, (i) upon the determination of the Agent (which shall be conclusive absent manifest error) that a Benchmark Transition Event has occurred or (ii) upon the occurrence of an Early Opt-in Election, as applicable, the Agent and the Borrower may amend this Agreement to replace LIBOR with a Benchmark Replacement, by a written document executed by the Borrower and the Agent, subject to the requirements of this §4.15. Notwithstanding the requirements of §27 or anything else to the contrary herein or in any other Loan Document, any such amendment with respect to a Benchmark Transition Event will become effective and binding upon the Agent, the Borrower and the Lenders at 5:00 p.m. on the fifth (5th) Business Day after the Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders, and any such amendment with respect to an Early Opt-in Election will become effective and binding upon the Agent, the Borrower and the Lenders on the date that Lenders comprising the Required Lenders have delivered to the Agent written notice that such Required Lenders accept such amendment. No replacement of LIBOR with a Benchmark Replacement pursuant to this §4.15 will occur prior to the applicable Benchmark Transition Start Date.

(b) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or the other Loan Documents.

(c) Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrower and the Lenders in writing of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or Lenders pursuant to this §4.15, including, without limitation, any determination with respect to a tenor, comparable replacement rate or adjustment, or implementation of any Benchmark Replacement Rate Conforming Changes, or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding on all parties hereto or to the other Loan Documents absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this §4.15 and shall not be a basis of any claim of liability of any kind or nature by any party hereto or thereto, all such claims being hereby waived individually be each party hereto and thereto.

(d) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a borrowing of Loans that is to be a LIBOR Rate Loan, conversion to or continuation of LIBOR Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period, the components of Base Rate based upon LIBOR will not be used in any determination of Base Rate.

(e) Certain Defined Terms. As used in this §4.15:

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for U.S. dollar-denominated syndicated credit facilities at such time and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of LIBOR with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to LIBOR:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to LIBOR:

(1) a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, which states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR or a Relevant Governmental Body announcing that LIBOR is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Agent or the Required Lenders, as applicable, by notice to the Borrower, the Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBOR for all purposes hereunder in accordance with this §4.15 and (y) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes hereunder pursuant to this §4.15.

“Early Opt-in Election” means the occurrence of:

(1) a determination by the Agent that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in this §4.15 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBOR, and

(2) the election by the Agent to declare that an Early Opt-in Election has occurred and the provision by the Agent of written notice of such election to the Borrower and the Lenders.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto, including without limitation the Alternative Reference Rates Committee.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.”

(i) By deleting in their entirety §§5.3(b) and (d) of the Credit Agreement, and inserting in lieu thereof the following:

“(b) such Real Estate shall be owned in fee simple by a Wholly-Owned Subsidiary of the Borrower and, if leased, is leased by such Subsidiary pursuant to an Operating Lease to a TRS Lessee, or if not leased to a TRS Lessee, is managed by an SNR Manager, and said Wholly-Owned Subsidiary, TRS Lessee, SNR Manager, as applicable, and any other Persons required by §5.4 shall have executed a Joinder Agreement and satisfied the conditions of §5.4;

(d) the Borrower, its Wholly-Owned Subsidiary, TRS Lessee, SNR Manager, as applicable, and any other Wholly-Owned Subsidiary of Borrower owning an interest (or Equity Interest) therein, as applicable, which is the owner and/or lessee (under an Operating Lease) and/or manager (under a Management Agreement) of the Real Estate and, as applicable, the owner directly or indirectly of an Equity Interest in such Persons, as applicable, shall have executed and delivered to the Agent all Borrowing Base Qualification Documents, all of which instruments, documents or agreements shall be in form and substance reasonably satisfactory to the Agent;”

(j) By deleting in its entirety the first (1st) sentence of §5.4(a) of the Credit Agreement, and inserting in lieu thereof the following:

“In the event that the Borrower shall request that certain Real Estate owned by a Wholly-Owned Subsidiary of the Borrower be included as a Borrowing Base Property as contemplated by §5.3 and such Real Estate is included as a Borrowing Base Property in accordance with the terms hereof, the Borrower shall, as a condition to such Real Estate being included as a Borrowing Base Property, cause (i) each such Wholly-Owned Subsidiary of Borrower that owns such Real Estate, any TRS Lessee that leases such Real Estate under an Operating Lease and any SNR Manager that manages such Real Estate under a Management Agreement and (ii) each other Wholly-Owned Subsidiary of Borrower, TRS Lessee or SNR Manager that owns a direct or indirect interest in any of such Subsidiaries, to execute and deliver to the Agent a Joinder Agreement, and such Subsidiary shall become a Guarantor hereunder and thereunder.”

(k) By deleting the words “owned or leased” appearing in the first (1st) line of §5.4(b) and the seventh (7th) line of §6.1(b) of the Credit Agreement, and inserting in lieu thereof the words “owned, leased or managed”.

(l) By deleting the words “owner or lessee” appearing in §5.4(c)(iii) of the Credit Agreement, and inserting in lieu thereof the words “owner, lessee or manager”.

(m) By deleting in its entirety the introductory paragraph of §5.5 of the Credit Agreement, and inserting in lieu thereof the following:

“Provided no Default or Event of Default shall have occurred hereunder and be continuing (or would exist immediately after giving effect to the transactions contemplated by this §5.5), the Agent shall release a Borrowing Base Property and the personal property solely used on or with respect to such Borrowing Base Property pledged under the Mortgage or Security Agreement applicable thereto from the Mortgage, Assignment of Leases and Rents and Security Agreement and the related Equity Interests in the owner, lessee or manager of such Borrowing Base Property pledged pursuant to the Assignment of Interests (provided that such Person does not directly or indirectly own, lease or manage another Borrowing Base Property) upon the request of the Borrower in connection with a sale or other permanent disposition or refinancing of such Borrowing Base Property or collateral substitution to cure a Default as provided in §12.2, subject to and upon the following terms and conditions:”

(n) By inserting the following to the end of §7.13(b) of the Credit Agreement:

“Agent may condition the approval of any Management Agreement with an SNR Manager on the SNR Manager becoming a Guarantor and satisfying the requirements in §5.4 and by becoming a party to such Security Documents and such other documents, opinions and certificates as Agent may require.”

(o) By deleting in their entirety §§7.20(a)(i), (iii), (vi) and (x) of the Credit Agreement, and inserting in lieu thereof the following:

“(i) the Eligible Real Estate shall be owned one hundred percent (100%) in fee simple by a Subsidiary Guarantor and, if leased, is leased to a Subsidiary Guarantor that is a TRS Lessee pursuant to an Operating Lease (and if not leased to a Subsidiary Guarantor that is a TRS Lessee, then is managed by an SNR Manager that is a Subsidiary Guarantor pursuant to a Management Agreement), free and clear of all Liens other than the Liens permitted by §8.2(ix), and such Eligible Real Estate and all assets of the TRS Lessee shall not have applicable to it any negative pledge or restriction on the sale, pledge, transfer, mortgage or assignment of such property (including any restrictions contained in any applicable organizational documents);

(iii) the only assets of such Subsidiary Guarantor (including the TRS Lessee and SNR Manager, as applicable) shall be the Eligible Real Estate included in the calculation of the Borrowing Base Availability and as a Borrowing Base Property together with related fixtures and personal property;

(vi) such Eligible Real Estate is (1) managed (or if there is an SNR Manager, sub-managed) by a third party manager approved by the Agent; and (2) operated under a Management Agreement reasonably satisfactory to the Agent;

(x) no more than twenty percent (20%) of the total Borrowing Base Availability shall be attributable to Borrowing Base Properties which are not ILFs or ALFs owned by a Subsidiary Guarantor and leased pursuant to an Operating Lease to a Subsidiary Guarantor or managed by an SNR Manager that is a Subsidiary Guarantor under a Management Agreement (notwithstanding the foregoing, a failure to satisfy the requirements of this clause (x) shall not result in any such Real Estate not being included as a Borrowing Base Property, but any such Borrowing Base Availability in excess of such limitation shall be excluded for purposes of calculating Borrowing Base Availability and Borrowing Base Value and the associated Net Operating Income and Adjusted Net Operating Income corresponding thereto shall be similarly excluded);”

(p) By inserting the following as §7.26 of the Credit Agreement:

“§7.26 Radon Testing. The phase I environmental site assessment for the Borrowing Base Property commonly known as Chateau Brickyard located at 3080 S Richmond Street, Salt Lake City, Utah has identified that laboratory results for radon gas concentration indicate that levels of radon gas in Unit 107 at such Borrowing Base Property are above the action level of 4.0 pCi/l, as established by the EPA. On or before the date that is 120 days following the Second Amendment Effective Date, Borrower shall (a) engage an environmental consultant reasonably acceptable to the Agent to perform additional long-term radon sampling (for at least 91 days) in Unit 107 and (b) deliver the report of such environmental consultant (including the test results) to Agent. Borrower shall undertake such additional action, including remedial action, as Agent may reasonably require if the radon level remains elevated above the action level described above.”

(q) By deleting in its entirety §8.7(a) of the Credit Agreement, and inserting in lieu thereof the following:

“(a) The Borrower shall not pay for the period of the four (4) consecutive fiscal quarters most recently ended any Distribution to its partners, shareholders, members or other owners, to the extent that the aggregate amount of such Distribution paid, when added to the aggregate amount of all other Distributions paid in such period, exceeds ninety-five percent (95%) of Adjusted Funds from Operations for such period; provided that the limitations contained in this §8.7(a) shall not preclude Distributions in an amount equal to the minimum distributions required under the Code to maintain the REIT Status of the Borrower, as evidenced by a certification of the principal financial or accounting officer of the Borrower containing calculations in detail reasonably satisfactory in form and substance to the Agent. For the purposes of calculating compliance with this §8.7(a), Distributions shall be calculated (i) for the fiscal quarter ending March 31, 2020, by multiplying the Distributions for the period from January 1, 2020 through and including March 31, 2020 by four (4), (ii) for the fiscal quarter ending June 30, 2020, by multiplying the Distributions for the period from January 1, 2020 through and including June 30, 2020, by two (2), (iii) for the fiscal quarter ending September 30, 2020, by multiplying the Distributions for the period from January 1, 2020 through and including September 30, 2020 by one and one-third (1.33), and (iv) for each fiscal quarter thereafter, Distributions shall be calculated for the prior four (4) consecutive fiscal quarters most recently ended.”

(r) By deleting in their entirety §§9.2 and 9.3 of the Credit Agreement, and inserting in lieu thereof the following:

“§9.2 Adjusted Consolidated EBITDA to Fixed Charges. The Borrower will not at any time permit the ratio of Adjusted Consolidated EBITDA to be less than 1.25 to 1. Compliance with this §9.2 shall be calculated: (i) for the fiscal quarter ending March 31, 2020, by using Adjusted Consolidated EBITDA and Fixed Charges for the period from January 1, 2020 through and including March 31, 2020, (ii) for the fiscal quarter ending June 30, 2020, by using Adjusted Consolidated EBITDA and Fixed Charges for the period from January 1, 2020 through and including June 30, 2020, (iii) for the fiscal quarter ending September 30, 2020, by using Adjusted Consolidated EBITDA and Fixed Charges for the period from January 1, 2020 through and including September 30, 2020, and (iv) for each fiscal quarter thereafter, by using Adjusted Consolidated EBITDA and Fixed Charges for the prior four (4) consecutive fiscal quarters most recently ended.

§9.3 Minimum Consolidated Tangible Net Worth. The Borrower will not at any time permit Consolidated Tangible Net Worth to be less than the sum of (i) $480,328,188.00, plus (ii) eighty percent (80%) of the sum of any additional Net Offering Proceeds after the date of this Agreement.”

(s) By inserting the following as §9.7 of the Credit Agreement:

“§9.7 Adjusted Consolidated EBITDA to Consolidated Interest Expense. The Borrower will not at any time permit the ratio of Adjusted Consolidated EBITDA determined for the most recently ended four (4) fiscal quarters to Consolidated Interest Expense determined for the most recently ended four (4) fiscal quarters to be less than the following:

For the Period:	Ratio
From the Second Amendment Effective Date and continuing through and including February 9, 2024	1.50 to 1
From February 10, 2024 and continuing thereafter”	1.60 to 1

(t) By inserting the following as §35 of the Credit Agreement:

“§35. ACKNOWLEDGEMENT REGARDING ANY SUPPORTED QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for a Derivatives Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.”

(u) By inserting the following as §36 of the Credit Agreement:

“§36. CONSOLIDATION, AMENDMENT AND RESTATEMENT OF ASSIGNED NOTES.

By execution of this Agreement, the Assigned Notes are being consolidated, amended, restated and bifurcated into the Revolving Credit Notes delivered as of the date of this Amendment having an aggregate principal face amount of $125,000,000.00. Borrower hereby expressly assumes and agrees to perform all covenants, agreements, promises, duties, obligations and liabilities of the obligors under the Assigned Notes, and agrees to be bound by all of the terms and conditions of the Assigned Notes as if Borrower had been specifically named therein as the original borrower or maker thereunder. Such assumption is absolute and unconditional, is not subject to any defenses, waivers, claims or offsets nor may it be affected or impaired by any agreement, condition, statement or representation of Agent, Lender or any other Person or any failure to perform the same, and Borrower hereby relinquishes, waives and releases any and all such defenses, claims, offsets and causes of action.”

(v) By deleting in its entirety the form of Revolving Credit Note attached to the Credit Agreement as Exhibit B, and inserting in lieu thereof Exhibit B-1 attached hereto.

(w) By deleting in its entirety the form of Compliance Certificate calculation template included as part of Exhibit G attached to the Credit Agreement, and inserting in lieu thereof the template attached hereto as Exhibit G-1.

(x) By deleting in its entirety the Borrowing Base worksheet included as part of Exhibit H to the Credit Agreement, and inserting in lieu thereof the worksheet attached hereto as Exhibit H-1.

(y) By deleting in their entirety subparagraphs (b), (c) and (m) of Schedule 5.3 to the Credit Agreement, and inserting in lieu thereof the following:

“(b) Security Documents. A Mortgage, Assignment of Leases and Rents, Assignment of Interests, Security Agreement, Acknowledgment and such other Security Documents relating to such Real Estate and the Equity Interests in the Persons that directly or indirectly own, lease or manage such Real Estate, including any amendments to or additional Security Documents, in order to grant to the Agent, for the benefit of the Lenders, a first priority perfected lien and security interest (subject to any Liens expressly permitted with respect thereto by §8.2) in such Borrowing Base Property, all assets of the TRS Lessee and SNR

Manager (and indirect owners thereof as required by the Agent) and such Equity Interests in such Persons, if any, duly executed and delivered by the respective parties thereto (which shall include the delivery to Agent of certificates evidencing such Equity Interests together with such transfer powers or assignments as the Agent may reasonably require), and the Agent shall have recorded such Security Documents, amendments, UCC financing statements or amendments thereto as the Agent may reasonably require.

(c) Authority Documents. If such Real Estate is owned, leased or managed by a Subsidiary Guarantor, such organizational and formation documents of such Subsidiary Guarantor as the Agent shall require.

(m) Payment Direction Letter. Borrower shall deliver a payment direction letter substantially in the form of the payment direction letter delivered to the TRS Lessee or other tenant on the Closing Date (or if delivered to SNR Manager, in such form with such changes as Agent may reasonably require), notifying and advising each TRS Lessee or other tenant or SNR Manager under a Lease of a Borrowing Base Property or SNR Manager to send directly to the Collection Account when due all payments of rent, fees or any other item payable to Borrower or any Subsidiary Guarantors under such Leases.”

3. Modification of the Guaranty. Guarantors, Agent and Lenders do hereby modify and amend the Guaranty as follows:

(a) By deleting the words “Revolving Credit Notes” appearing in the second (2nd) line of paragraph (a) of the Guaranty on page 1 thereof, and inserting in lieu thereof the words “‘Revolving Credit Notes’ (for the avoidance of doubt as defined in the Credit Agreement)”; and

(b) By deleting the amount “$300,000,000.00” appearing in the last sentence of Section 3 of the Guaranty and inserting in lieu thereof the amount “$500,000,000.00.”

4. References to Credit Agreement and Guaranty. All references in the Loan Documents to the Credit Agreement and the Guaranty shall be deemed a reference to the Credit Agreement and the Guaranty as modified and amended herein.

5. Consent of Guarantors. By execution of this Amendment, Guarantors hereby expressly consent to the modifications and amendments relating to the Credit Agreement and the Guaranty as set forth herein and the execution and delivery of any other agreements contemplated hereby, and Borrower and Guarantors hereby acknowledge, represent and agree that the Credit Agreement, the Guaranty, and the other Loan Documents as modified and amended herein, remain in full force and effect and constitute the valid and legally binding obligation of Borrower and Guarantors, respectively, enforceable against such Persons in accordance with their respective terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and the effect of general principles of equity, and that the Guaranty extends to and applies to the foregoing documents as modified and amended.

6. Representations. Borrower and Guarantors represent and warrant to Agent and the Lenders as follows as of the date of this Amendment:

(a) Authorization. The execution, delivery and performance by the Borrower and the Guarantors of this Amendment and any other agreements contemplated hereby or delivered in connection herewith and the transactions contemplated hereby and thereby (i) are within the authority of Borrower and Guarantors, (ii) have been duly authorized by all necessary proceedings on the part of such Persons, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of such Persons is subject or any judgment, order, writ, injunction, license or permit applicable to such Persons, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement, operating agreement, articles of incorporation or other charter documents or bylaws of, or any agreement or other instrument binding upon, any of such Persons or any of its properties, (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Persons other than the Liens and encumbrances in favor of the Agent contemplated by the Credit Agreement and the other Loan Documents, and (vi) do not require the approval or consent of any Person other than those already obtained and delivered to the Agent.

(b) Enforceability. Each of this Amendment and any other documents executed and delivered in connection herewith is the valid and legally binding obligations of Borrower and Guarantors enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and general principles of equity.

(c) Approvals. The execution, delivery and performance by the Borrower and the Guarantors of this Amendment and any other agreements contemplated hereby or delivered in connection herewith and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing or registration with, or the giving of any notice to, any court, department, board, governmental agency or authority other than those already obtained and other than any public filings as may be required with respect to this Amendment.

(d) Reaffirmation. Borrower and the Guarantors reaffirm and restate as of the date hereof each and every representation and warranty made by the Borrower, the Guarantors and their respective Subsidiaries in the Loan Documents except for representations or warranties that expressly relate to an earlier date. Each of the representations and warranties made by or on behalf of Borrower, Guarantors or any of their respective Subsidiaries contained in this Amendment, the Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement are true and correct in all material respects both as of the date as of which they were made and are true and correct in all material respects as of the date hereof, with the same effect as if made at and as of that time, except to the extent of changes resulting from transactions permitted by the Loan Documents (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date).

(e) No Default. By execution hereof, the Borrower and Guarantors certify that the Borrower and Guarantors are and will be in compliance with all covenants under the Loan Documents immediately after the execution and delivery of this Amendment and the other documents executed in connection herewith or delivered in connection herewith, and that no Default or Event of Default has occurred and is continuing.

(f) Borrowing Base Properties. The Borrowing Base Properties as of the date of this Amendment are set forth on Schedule A attached hereto and made a part hereof.

7. Waiver of Claims. Borrower and Guarantors acknowledge, represent and agree that Borrower and Guarantors as of the date hereof have no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Loans or Letters of Credit or with respect to any acts or omissions of Agent or any Lender, or any past or present officers, agents or employees of Agent or any Lender, and each of Borrower and Guarantors does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.

8. Ratification. Except as hereinabove set forth, all terms, covenants and provisions of the Credit Agreement, the Guaranty and the other Loan Documents remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Credit Agreement, the Guaranty and the other Loan Documents. Nothing in this Amendment or any other document executed in connection herewith shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrower and Guarantors under the Loan Documents (including without limitation the Guaranty). This Amendment shall constitute a Loan Document.

9. Counterparts. This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement.

10. Miscellaneous. THIS AMENDMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Credit Agreement.

11. Payment of Accrued Interest and Fees. All interest and fees accrued and unpaid under the Credit Agreement as in effect prior to the “Effective Date” (as defined below) of this Agreement shall be due and payable in the amount determined pursuant to the Credit Agreement as in effect prior to the Effective Date for periods prior to the Effective Date on the next payment date for such interest or fee set forth in the Credit Agreement as amended by this Amendment.

12. Effective Date. This Amendment shall be deemed effective and in full force and effect (the “Effective Date”) upon confirmation by the Agent of the satisfaction of the following conditions:

(a) the execution and delivery of this Amendment by Borrower, Guarantors, Agent, and all of the Lenders;

(b) the execution and delivery to Agent of (i) the Assignment of Note and Mortgage (as defined in this Amendment), (ii) a promissory note from Borrower to Agent in form and substance satisfactory to Agent that consolidates the Assigned Notes (as such term is defined in this Amendment), and (iii) replacement Revolving Credit Notes from Borrower to the Lenders that sever and consolidate the existing Revolving Credit Notes and the Assigned Notes;

(c) Borrower shall have paid the fees due to and the expenses of the Agent and Lead Arranger (including those to be paid to the Lenders) due and payable with respect to this Amendment, all of which shall be fully earned and non-refundable under any circumstances when paid;

(d) The Borrower shall have successfully completed the sale of its ALF assets (including all of the Borrowing Base Properties that are collateral prior to the effectiveness of this Amendment), and delivered simultaneously with the effectiveness of this Amendment substitute Borrowing Base Properties acceptable to the Agent and the Required Lenders;

(e) receipt by Agent of such other resolutions, certificates, documents, instruments and agreements as the Agent may reasonably request; and

(f) the Borrower shall have paid the reasonable fees and expenses of Agent’s counsel in connection with this Amendment and the transactions contemplated hereby.

[CONTINUED ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto, acting by and through their respective duly authorized officers and/or other representatives, have duly executed this Amendment under seal as of the day and year first above written.

BORROWER:

NEW SENIOR INVESTMENT GROUP INC., a Delaware corporation

By:	/s/ Bhairav Patel

Name:	Bhairav Patel

Title:	EVP, Finance & Accounting

(SEAL)

[Signature Page to Second Amendment to Credit Agreement – KeyBank/New Senior Investment Group Inc.]

GUARANTORS:

SNR OPERATIONS LLC,
PROPCO 2 LLC,
PROPCO 6 LLC,
PROPCO 9 LLC,
PROPCO 22 LLC,
RLG OWNER LLC,
NIC 6 OWNER LLC,
NIC 9 VIRGINIA OWNER LLC,
SNR 22 OWNER LLC,
RLG UTAH OWNER LLC,
NIC 6 NEW YORK OWNER LLC,
CHATEAU BRICKYARD OWNER LLC,
NIC 6 MANOR AT WOODSIDE OWNER LLC,
NIC 9 HERITAGE OAKS OWNER LLC,
SNR 22 OKC OWNER LLC,
SNR 24 OWNER LLC,
PROPCO 24 LLC,
SNR 24 SHADS LANDING OWNER GP LLC,
SNR 24 CYPRESS WOODS OWNER LLC,
SNR 24 ROLLING HILLS RANCH OWNER LLC,
SNR 24 VENETIAN GARDENS OWNER LLC,
SNR 24 WINDWARD PALMS OWNER LLC,
RLG LEASING LLC,
NIC 6 MANAGEMENT LLC,
RLG UTAH LEASING LLC,
NIC 6 NEW YORK MANAGEMENT LLC,
NIC 9 VIRGINIA MANAGEMENT LLC,
SNR 22 MANAGEMENT LLC,
CHATEAU BRICKYARD OPERATIONS LLC,
NIC 6 MANOR AT WOODSIDE MANAGEMENT LLC,
NIC 9 HERITAGE OAKS MANAGEMENT LLC,
SNR 22 OKC MANAGEMENT LLC,
SNR 24 MANAGEMENT LLC,
SNR 24 CYPRESS WOODS MANAGEMENT LLC,
SNR 24 ROLLING HILLS RANCH MANAGEMENT LLC,
SNR 24 SHADS LANDING MANAGEMENT LLC,
SNR 24 VENETIAN GARDENS MANAGEMENT LLC,
SNR 24 WINDWARD PALMS MANAGEMENT LLC,

each a Delaware limited liability company

By:	/s/ Lori B. Marino

Name:	Lori B. Marino

Title:	Vice President
(SEAL)

[Signatures Continue On Next Page]

[Signature Page to Second Amendment to Credit Agreement – KeyBank/New Senior Investment Group Inc.]

SNR 24 SHADS LANDING INC., a Delaware corporation

By:	/s/ Lori B. Marino

Name:	Lori B. Marino

Title:	Vice President
(SEAL)

SNR 24 SHADS LANDING OWNER LP, a Delaware limited partnership

By:	SNR 24 Shads Landing Owner GP LLC, a Delaware limited liability company, its sole general partner

By:	/s/ Lori B. Marino
Name: Lori B. Marino
Title: Vice President
(SEAL)

[Signature Page to Second Amendment to Credit Agreement – KeyBank/New Senior Investment Group Inc.]

LENDERS:

KEYBANK NATIONAL ASSOCIATION, individually and as Agent

By:	/s/ Eric Hafertepen

Name:	Eric Hafertepen

Title:	Vice President Real Estate Capital

BMO HARRIS BANK N.A.

By:	/s/ Lloyd Baron

Name:	Lloyd Baron

Title:	Managing Director

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Bruce Chen

Name:	Bruce Chen

Title:	Authorized Signatory

CADENCE BANK, N.A.

By:	/s/ Will Donnelly

Name:	Will Donnelly

Title:	Portfolio Manager

DEUTSCHE BANK AG, NEW YORK BRANCH

By:	/s/ James Rolison

Name:	James Rolison
Title:	Managing Director

By:	/s/ Joanna Soliman

Name:	Joanna Soliman

Title:	Director

[Signatures Continue On Next Page]

[Signature Page to First Amendment to Credit Agreement – KeyBank/New Senior Investment Group Inc.]

ROYAL BANK OF CANADA

By:	/s/ Brian Gross

Name:	Brian Gross
Title:	Authorized Signatory

[Signature Page to Second Amendment to Credit Agreement – KeyBank/New Senior Investment Group Inc.]

EXHIBIT B-1

FORM OF REVOLVING CREDIT NOTE

SEVERED, CONSOLIDATED, AMENDED AND RESTATED RENEWAL

REVOLVING CREDIT NOTE

$________________	_____________, 2020

FOR VALUE RECEIVED, the undersigned (“Maker”), hereby promises to pay to ___________________________, (“Payee”), or order, in accordance with the terms of that certain Credit Agreement, dated as of December 13, 2018, as amended by that certain First Amendment to Credit Agreement dated as of May 10, 2019, and as amended by that certain Second Amendment to Credit Agreement and Other Loan Documents dated as of February 10, 2020, as from time to time in effect, by and among Maker, KeyBank National Association, for itself and as Agent, and such other Lenders as may be from time to time named therein (the “Credit Agreement”), __________________ and No/100 Dollars ($____________), or such amount as may be advanced by the Payee under the Credit Agreement as a Revolving Credit Loan with daily interest from the date thereof, computed as provided in the Credit Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by Applicable Law, on overdue installments of interest and late charges at the rates provided in the Credit Agreement. Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

Payments hereunder shall be made to the Agent for the Payee at 127 Public Square, Cleveland, Ohio 44114-1306, or at such other address as Agent may designate from time to time.

This Note is one of one or more Revolving Credit Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Credit Agreement. The principal of this Note may be due and payable in whole or in part prior to the Maturity Date and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement.

Notwithstanding anything in this Note to the contrary, all agreements between the undersigned Maker and the Lenders and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Lenders exceed the maximum amount permissible under Applicable Law. If, from any circumstance whatsoever, interest would otherwise be payable to the Lenders in excess of the maximum lawful amount, the interest payable to the Lenders shall be reduced to the maximum amount permitted under Applicable Law; and if from any circumstance the Lenders shall ever receive anything of value deemed interest by Applicable Law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the undersigned Maker

EXHIBIT B-1 - Page 1

and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the undersigned Maker, such excess shall be refunded to the undersigned Maker. All interest paid or agreed to be paid to the Lenders shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the undersigned Maker (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by Applicable Law. This paragraph shall control all agreements between the undersigned Maker and the Lenders and the Agent.

In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit Agreement.

This Note shall, pursuant to New York General Obligations Law Section 5-1401, be governed by the laws of the State of New York. This Note is a renewal note intended to comply with Florida Statute 201.09.

The undersigned Maker and all guarantors and endorsers hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

This Note constitutes a severed portion of that certain Consolidated, Amended and Restated Renewal Revolving Credit Note from Maker to and in favor of KeyBank National Association, as Agent in the stated amount of $33,370,000 (the “Severed Note”), which Severed Note has been severed and separated into this Severed, Consolidated Amended and Restated Renewal Revolving Credit Note and into the following separate severed promissory notes: (i) Severed, Consolidated, Amended and Restated Renewal Revolving Credit Note made by Maker to and in favor of BMO Harris Bank, N.A. in the stated amount of $30,000,000.00, (ii) Severed, Consolidated, Amended and Restated Renewal Revolving Credit Note made by Maker to and in favor of Capital One, National Association in the stated amount of $25,000,000.00; (iii) Severed, Consolidated, Amended and Restated Renewal Revolving Credit Note made by Maker to and in favor of Cadence Bank in the stated amount of $15,000,000.00; (iv) Severed, Consolidated, Amended and Restated Renewal Revolving Credit Note made by Maker to an in favor of Deutsche Bank AG, New York Branch in the stated amount of $10,000,000.00; and (v) that certain Severed, Consolidated, Amended and Restated Renewal Revolving Credit Note made by Maker to and in favor of Royal Bank of Canada in the stated amount of $10,000,000.00. Proper Florida Intangibles and Documentary Stamp Tax has been paid on the promissory notes severed, consolidated, amended, restated and renewed by the Severed Note as set forth below.

The Severed Note consolidated, amended, restated, and renewed the following notes:

(1) That certain Amended and Restated Multifamily Note dated as of March 27, 2015, by SNR 24 Windward Palms Owner LLC to WALKER & DUNLOP, LLC, in the original principal amount of Sixteen Million Eight Hundred Five Thousand and 00/100 Dollars ($16,805,000.00) (“Note 1”), as assigned to FEDERAL HOME LOAN MORTGAGE CORPORATION by that certain Allonge dated as of March 27, 2015, as assigned to DEUTSCHE BANK TRUST COMPANY AMERICAS, AS TRUSTEE FOR THE

EXHIBIT B-1 - Page 2

REGISTERED HOLDERS OF WELLS FARGO COMMERCIAL MORTGAGE SECURITIES, INC., MULTIFAMILY MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2015-KS04 by that certain Allonge to Note dated as of December 29, 2015, which note as assigned, amended and restated (A) that certain Amended and Restated Renewal Promissory Note dated as of December 20, 2012, by BOYNTON BEACH RETIREMENT RESIDENCE LLC to THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, in the original principal amount of Eleven Million Seven Hundred Seventy-Five Thousand and 00/100 Dollars ($11,775,000.00), as assigned to WALKER & DUNLOP, LLC by that certain Allonge to Amended and Restated Renewal Promissory Note, dated as of March 24, 2015, which note described in this clause (1)(A) as assigned, amended, restated and renewed (B) that certain Amended and Restated Secured Promissory Note dated as of June 6, 2011, by BOYNTON BEACH RETIREMENT RESIDENCE LLC to LEASED FACILITIES POOL LLC, in the original principal amount of Eleven Million Four Hundred Seventy-Seven Thousand Three Hundred Seventy-Six and 34/100 Dollars ($11,477,376.34), as assigned to THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, by that certain Absolute Assignment of Note, Mortgage and Other Loan Documents, dated as of December 20, 2012, which note described in this clause (1)(B) as assigned, amended and restated (C) that certain Secured Promissory Note dated as of September 16, 2005, by BOYNTON BEACH RETIREMENT RESIDENCE LLC to AMSOUTH BANK, in the original principal amount of Fourteen Million One Hundred Fifty Thousand and 00/100 Dollars ($14,150,000.00), as assigned from REGIONS BANK, an Alabama banking corporation and the successor by merger to AMSOUTH BANK, to LEASED FACILITIES POOL LLC, by that certain Allonge dated as of June 6, 2011. All required Florida documentary stamp and intangibles taxes due were paid upon the recording of that certain Amended and Restated Multifamily Mortgage, Assignment of Rents and Security Agreement, dated as of March 27, 2015 (as the same may be further amended), and recorded on April 23, 2015 at Official Records Book 27485, Page 257 in the Real Estate Records of Palm Beach County Florida; and

(2) That certain Amended and Restated Multifamily Note dated as of March 27, 2015, by SNR 24 Venetian Gardens Owner LLC to WALKER & DUNLOP, LLC, in the original principal amount of Sixteen Million Five Hundred Sixty-Five Thousand and 00/100 Dollars ($16,565,000.00) (“Note 2”), as assigned to FEDERAL HOME LOAN MORTGAGE CORPORATION by that certain Allonge dated as of March 27, 2015, as further assigned to DEUTSCHE BANK TRUST COMPANY AMERICAS, AS TRUSTEE FOR THE REGISTERED HOLDERS OF WELLS FARGO COMMERCIAL MORTGAGE SECURITIES, INC., MULTIFAMILY MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2015-KS04 by that certain Allonge to Note dated as of December 29, 2015, which note as assigned, amended and restated (A) that certain Amended and Restated Renewal Promissory Note dated December 20, 2012, by VENICE RETIREMENT RESIDENCE LLC to THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, in the original principal amount of Ten Million Six Hundred Thousand and 00/100 Dollars ($10,600,000.00), as assigned to WALKER & DUNLOP, LLC by that certain Allonge to Amended and Restated Renewal Promissory Note, dated as of March 24, 2015, which note described in this clause (2)(A) as assigned, amended, restated and renewed (B) that certain Amended and Restated Secured Promissory Note dated as of June 6, 2011, by VENICE RETIREMENT RESIDENCE LLC to LEASED FACILITIES POOL LLC, in the original principal amount of Ten Million Three Hundred Fifty Seven Thousand Six Hundred Twenty Three and 66/100 Dollars ($10,357,623.66), as assigned to THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, by that certain Absolute Assignment of Note, Mortgage and Other Loan Documents, dated as of December 20, 2012, which note described in this clause (2)(B) as assigned, amended and restated (C) that certain Secured Promissory Note

EXHIBIT B-1 - Page 3

dated as of September 20, 2005, by VENICE RETIREMENT RESIDENCE LLC to AMSOUTH BANK, in the original principal amount of Eleven Million Nine Hundred Eighty Thousand and 00/100 Dollars ($11,980,000.00), as assigned from REGIONS BANK, an Alabama banking corporation and the successor by merger to AMSOUTH BANK, to LEASED FACILITIES POOL LLC, by that certain Allonge dated as of June 6, 2011. All required Florida documentary stamp and intangibles taxes due were paid upon the recording of that certain Amended and Restated Multifamily Mortgage, Assignment of Rents and Security Agreement, dated as of March 27, 2015 (as the same may be further amended), and recorded on April 20, 2015, as Instrument Number 2015046402, in the Real Estate Records of Sarasota County, Florida.

Note 1 and Note 2 have been assigned by DEUTSCHE BANK TRUST COMPANY AMERICAS, AS TRUSTEE FOR THE REGISTERED HOLDERS OF WELLS FARGO COMMERCIAL MORTGAGE SECURITIES, INC., MULTIFAMILY MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2015-KS04 to KEYBANK NATIONAL ASSOCIATION, a national banking association, as Agent, pursuant to those certain Assignments of Note and Mortgage dated of even date herewith.

Note 1 and Note 2 did not constitute tax free renewals under Florida Statute 201.09 because the obligors changed. Additionally, there is an advance of new monies made under the Severed Note from Lender to Maker in the principal amount of $54,400,000.00 (the “Future Advance”). Florida documentary stamp tax due on the principal amount of Note 1 ($20,000,000) and Note 2 ($33,600,000) in the amount of $190,400 will be paid upon the recording of the instrument securing such advance. Payment of any intangibles tax will be paid upon the recording of the instrument securing such advance.

[This Note is further issued in replacement and as a consolidation of that certain Revolving Credit Note in the principal face amount of $__________________, made by the undersigned maker to the order of Payee (the “Prior Note”) and shall supersede and replace the Prior Note in all respects. This Note is not intended to, nor shall it be construed to, constitute a novation, discharge, termination, extinguishment or satisfaction of the indebtedness due under the Severed Note, the Prior Note or the Credit Agreement or the obligations evidenced thereby.]

[CONTINUED ON NEXT PAGE]

EXHIBIT B-1 - Page 4

IN WITNESS WHEREOF, the undersigned has by its duly authorized officer executed this Note on the day and year first above written.

NEW SENIOR INVESTMENT GROUP INC., a Delaware corporation

By:

Name: Bhairav Patel
Title: EVP, Finance & Accounting

(SEAL)

EXHIBIT B-1 - Page 5

EXHIBIT G-1

COMPLIANCE CERTIFICATE TEMPLATE

Covenant Compliance for the period ending:

9.1 Borrowing Base		
Borrowing Base Availability		$-
Outstanding Balance		$-
Net Facility Availability		$-
Threshold		$-

9.2 Adjusted Consolidated EBITDA to Fixed Charges		
Adjusted Consolidated EBITDA		$-
Fixed Charges		$-
Fixed Charge Coverage Ratio		
Threshold		1.25x

9.3 Minimum Consolidated Tangible Net Worth		
Gross Asset Value		$-
Total Liabilities		0
Consolidated Tangible Net Worth		$-
Threshold	$	480,328

9.4 Minimum Property Requirement		
Borrowing Base Properties		
Threshold		5
Borrowing Base Value		$-
Threshold	$	100,000

9.5 Unhedged Variable Rate Debt		
Unhedged Variable Rate Debt		$-
Total Asset Value		$-
Unhedged Variable Rate Debt		
Threshold		10.0%

9.6 Recourse Indebtedness		
Recourse Indebtedness		$-
Threshold		$-

*Excludes the approved $150MM Interest Rate Swap

8.3 Restrictions on Investments	
Land Assets	$-
Land Assets as % of TAV	0.0%
Threshold	5.0%
Non-Wholly Owned and Unconsolidated Aff.	$-
NWO and UA as % of TAV	0.0%
Threshold	15.0%
Construction in Progress	$-
Construction in Progress as % of TAV	0.0%
Threshold	5.0%
Investments in Securities, Notes, and Bonds	$-
Investments in S, N, & B as % of TAV	0.0%
Threshold	10.0%
Aggregate Restricted Investments	$-
Aggregate Restricted Investments as % of TAV	0.0%
Threshold	20.0%

8.7 Distributions	
Total Distributions	$-
Adjusted Funds from Operations	$-
Distributions as % of AFFO	
Threshold	95.0%

9.7 Adjusted Consolidated EBITDA to Consolidated Interest Exp.	
Adjusted Consolidated EBITDA	$-
Consolidated Interest Expense	$-
Consolidated Interest Coverage Ratio	
Threshold	1.50x

*Minimum Consolidated Interest Coverage Ratio increases from 1.50x to 1.60x after initial maturity

EXHIBIT H-1

BORROWING BASE WORKSHEET

Reporting Period Ending

Borrowing Base Availability Calculation		
Borrowing Base Value		$-
Advance Rate		*65.0%*
(a) Leverage Based Availability		**$-**
Adjusted NOI		$-
Min Implied DSCR		1.20x
Debt Constant (6.25%, 30yrs)		*7.39%*
(b) Implied DSCR Based Availability		**$-**
(c) Facility Size	**$**	**125,000,000**
Lesser of (a), (b), & (c)		$-
Less: Outstanding Balance		$-
Net Facility Availability		**$-**
Leverage		
Implied DSCR (6.25%, 30yrs)		

*Minimum Implied DSCR increases from 1.20x to 1.25x after 6/30/2021 and to 1.30x after 12/31/2022

Single Property Value Limit	
Highest Appraised Borrowing Base Asset	$-
Borrowing Base Value	$-
% of Total Borrowing Base Value	
Theshold	25.0%
Maximum Permissible Value Allocation	$-
Required Value Adjustment for Availability	$-

Single Property ANOI Limit	
Most Cash Flowing Borrowing Base Asset	$-
Borrowing Base Adjusted NOI	$-
% of Total Borrowing Base ANOI	
Theshold	25.0%
Maximum Permissible ANOI per Asset	$-
Required ANOI Adjustment for Availability	$-

SCHEDULE A

BORROWING BASE PROPERTIES

Property Name	Owner	Address
Cypress Woods	SNR 24 Cypress Woods Owner LLC	2755 Chestnut Ridge Kingwood, TX 77339

Manor at Woodside	NIC 6 Manor at Woodside Owner LLC	168 Academy St. Poughkeepsie, NY 12601

Heritage Oaks	NIC 9 Heritage Oaks Owner LLC	1100 German School Road Richmond, VA 23225

Rolling Hills Ranch	SNR 24 Rolling Hills Owner LLC	4324 N. 132nd St. Omaha, NE 68164

Lionwood	SNR 22 OKC Owner LLC	12525 N. Pennsylvania Ave. Oklahoma City, OK 73120

Venetian Gardens	SNR 24 Venetians Garden Owner LLC	1450 Venice East Boulevard Venice, FL 34292

Windward Palms	Windward Palms Owner LLC	8440 S. Military Trail Boynton Beach, FL 33436

Shads Landing	SNR 24 Shads Landing Owner LP	9131 Benfield Rd. Charlotte, NC 28269

Chateau Brickyard	Chateau Brickyard Owner LLC	3080 S Richmond St. Salt Lake City, UT 84106